UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2007

Exact Name of Registrant as Specified in
	Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number

1-8962	Pinnacle West Capital Corporation	86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000

1-4473	Arizona Public Service Company	86-0011170
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
     This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 8.01. Other Events
Line Extension Schedule
     As previously reported, as part of the Arizona Corporation Commission’s (“ACC”) Order in Arizona Public Service Company’s (“APS”) most recent general retail rate case, the ACC required APS to file a revised line extension schedule for ACC approval that would eliminate certain construction allowances for new or expanded service and permit APS to collect, on a current basis, costs related to line extensions. APS filed a proposed schedule providing, among other things, that payments received for line extensions be accounted for as non-refundable electric revenues. The ACC staff has recommended approval of the proposed amendments to APS’ line extension schedule, except the ACC staff proposes that these payments be accounted for as contributions in aid of construction, which would result in positive cash flow that would offset capital expenditures, but without any revenue impact when the payments are made. See “APS General Rate Case and Power Supply Adjustor” in Note 5 of Notes to Condensed Consolidated Financial Statements in the Pinnacle West Capital Corporation/APS Report on Form 10-Q for the fiscal quarter ended September 30, 2007.
     On December 20, 2007, APS filed additional information with the ACC in response to requests from ACC Commissioners directed to all of the parties to the proceeding. In its filing, a copy of which is attached as Exhibit 99.1, APS provided additional support for its position that APS should treat line extension payments as non-refundable electric revenues, stating that doing so would, among other things, help shield APS customers against both the size and frequency of future general base rate increases and strengthen APS’ financial condition. Based upon a variety of assumptions, APS estimated in its filing that its proposal, if approved before the end of 2007, could increase APS pretax revenues by approximately $50 million in 2008, $117 million in 2009, and between $159 million to $191 million in 2010. The appropriate procedure for considering this matter has not yet been determined by the ACC. APS cannot predict the outcome of this matter.
Forward-Looking Statements
     This Report on Form 8-K contains forward-looking statements regarding the estimated amounts of increased revenues that APS could recognize if the ACC adopts APS’ line extension proposal. Because actual results may differ materially from expectations, we caution readers not to place undue reliance on these statements. A number of factors could cause actual revenue amounts to differ materially from estimated revenue amounts, including the timing of any ACC approval of APS’ proposal; customer growth; housing market conditions; and the extent to which new connections are “grandfathered.”

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit
No.	Registrant(s)	Description

99.1	Pinnacle West APS	Letter to Arizona Corporation Commission Commissioners, dated December 20, 2007

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)

Dated: December 20, 2007	By:	/s/ Donald E. Brandt
Donald E. Brandt Executive Vice President and Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)

Dated: December 20, 2007	By:	/s/ Donald E. Brandt
Donald E. Brandt President and Chief Financial Officer

Exhibit Index

Exhibit
No.	Registrant(s)	Description

99.1	Pinnacle West APS	Letter to Arizona Corporation Commission Commissioners, dated December 20, 2007

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